UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2005, the registrant issued a press release announcing the appointment Frank Catania as a Class III director of the registrant on November 16, 2005 to serve until the 2006 annual meeting of stockholders. Mr. Catania was appointed to serve on the Corporate Governance and Nominations Committee and on the Audit Committee of the registrant’s board of directors. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Frank Catania has been a principal at Catania Consulting Group and a lawyer at Catania & Associates since January 1999. Prior to this, he was the assistant attorney general and director of New Jersey's Division of Gaming Enforcement, a position he took in 1994. Mr. Catania was a managing partner at the law offices of Catania & Harrington up until that time and was engaged in all aspects of civil and criminal litigation, real estate transactions, and corporate representation. He was also elected and served as the assemblyman for New Jersey's 35th Legislative District from 1990 through 1994. Mr. Catania is currently a member of the International Masters of Gaming Law association and was chairman of the International Association of Gaming Regulators from 1998 to 1999. He has a J.D. from Seton Hall University School of Law and a B.A. from Rutgers College.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Exhibits

99.1	Press Release of Empire Resorts, Inc. dated November 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: November 17, 2005	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer